SECURITY AND PLEDGE AGREEMENT


     THIS AGREEMENT made as of November 14, 1998, by and among NELLIE TIPPERY residing at 219 E. Wiser Lake Rd. Lynden Wash. 98264 (TIPPERY), JEAN HICKMAN, residing at 3780 SW 19 th Street, Fort Lauderdale, FL 33312, (HICKMAN), ALICIA TORREALBA, residing at 1965 South Ocean Drive, Apartment 2J, Hallandale, Fl. 33309, (TORREALBA), and VISTA VACATIONS INTERNATIONAL. INC., conducting business at 6645 Northwest 48th Manor, Coral Springs, Fl. 33067 (VISTA)

                                    RECITALS

     Whereas, TIPPERY, HICKMAN, and TORREALBA are Members of VISTA VACATIONS INTERNATIONAL INC., and are parties to that certain Shareholders Agreement dated as of November 13, 1998, whereunder TIPPERY has lent to VISTA VACATIONS INTERNATIONAL INC, the sum of $100,000.00 as and for working capital for the conduct of its business (the "VISTA VACATIONS INTERNATIONAL LOAN"); and,

     WHEREAS, VISTA VACATIONS INTERNATIONAL, INC., has executed a promissory note to repay the VISTA VACATIONS INTERNATIONAL LOAN and a security agreement and financing to collateralize said loan; and,

     WHEREAS, NADLER as majority shareholder and CEO of VISTA VACATIONS INTERNATIONAL, INC., and as parties to that certain Shareholders Agreement of even date, whereunder TIPPERY has lent VISTA VACATIONS INTERNATIONAL INC., the sum of $100,000.00 for which collateral is given as security hereunder (the VISTA LOAN) and

     WHEREAS NADLER as majority shareholder and CEO, on behalf of the corporation, VISTA VACATIONS INTERNATIONAL, INC., has executed the promissory note to repay the VISTA VACATIONS INTERNATIONAL, Inc. LOAN and to collateralize the said loan hereunder.

     NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises herein set forth, the parties agree as follows:

1.   Secured Obligations.  The obligations of VISTA VACATIONS  INTERNATIONAL for
     which  Collateral  is  held  hereunder  ("Secured   Obligations")  are  the
     Promissory Notes annexed hereto collectively as Exhibit "A".

2. Collateral. Contemporaneously herewith, VISTA VACATIONS INTERNATIONAL, INC. has delivered to TIPPERY the stock certificate and certificate of ownership, listed below, each representing the indicated number of shares of the capital stock of VISTA VACATIONS INTERNATIONAL INC., (Share Certificate") together with a stock power for each Share Certificate executed in blank with the ownership interest of HICKMAN, TORREALBA and VISTA VACATIONS INTERNATIONAL., ("Certificate of Ownership") together with a duly executed assignment and power of transfer executed in blank (collectively the "Transfer Powers") The Share Certificate and Certificate of Ownership and accompanying Transfer Powers are sometimes hereinafter referred to as "Collateral Documents", and the shares of stock evidenced by the Share Certificate and the ownership interest evidenced by the Certificate of Ownership as "Collateral". The Collateral shall also include all distributions of cash and other property which may be made in respect of the existing and future Collateral, including stock dividends as well as all securities of any nature which may be issued in exchange therefor by reason of any stock split, reorganization, merger recapitalization or other event all of which shall be received in trust by VISTA VACATIONS INTERNATIONAL (if VISTA VACATIONS INTERNATIONAL should come into possession of the same) and to be delivered promptly to TIPPERY together with executed stock powers, assignments or other appropriate instruments to facilitate their transfer in the event of default.

     The Collateral Documents delivered to TIPPERY consist of the following Share Certificate and Certificate of Ownership together with Transfer Powers:

Certificate Number              Number of Shares        Ownership Interest
1                               20                                  1.333
2                               20                                  1.333
3                               320                                  21.33



3. Grant of Security Interest. VISTA VACATIONS INTERNATIONAL, INC., HICKMAN and TORREALBA hereby grants to TIPPERY a security interest in the Collateral, present and future, to secure due and prompt payment and performance of the Secured Obligations. TIPPERY and any officer or Member, as the case may be, are irrevocably authorized by VISTA VACATIONS INTERNATIONAL, INC. to complete the Transfer Powers in order to effect transfer of Collateral in the event of a breach or default in respect of the Secured Obligations.

4. Default. In the event of a default in respect of the Secured Obligations, in addition to any and all other available remedies, TIPPERY shall have the right to sell so much of the Collateral as shall be necessary to pay all costs and expenses and to satisfy the Secured Obligations. The proceeds of sale or disposition of the Collateral shall be applied as follows:

     First, toward payment of all costs of taking possession of and selling the Collateral. Second, to pay in full all amounts due by reason of the breach or default with respect to the Secured Obligations or any of them.

     Third, the balance, and the remaining Collateral Documents, if any, shall be refunded and returned to VISTA VACATIONS INTERNATIONAL, INC. upon receipt of an unqualified general release.

5.       Procedure Following Default.

A. TIPPERY shall notify VISTA VACATIONS INTERNATIONAL, INC., HICKMAN and TORREALBA in writing of any breach or default on the part of VISTA VACATIONS INTERNATIONAL, INC. with respect to any Secured Obligations, stating the nature of the breach or default ("Default Notice"). Unless TIPPERY shall receive notice from VISTA VACATIONS INTERNATIONAL, INC. within ten (10) business days after receipt of the Default Notice, contesting the existence of the default and specifically stating the basis for such objection, TIPPERY shall have the right, immediately, to liquidate or otherwise realize on the Collateral. TIPPERY shall have the right to sell or dispose of the Collateral in any lawful and commercially reasonable manner consistent with applicable provisions of the Uniform Commercial Code as in effect in the State having Jurisdiction over the Collateral, at a public or private sale pursuant to prior written notice to VISTA VACATIONS INTERNATIONAL, INC. of fifteen (15) days or more. TIPPERY shall have the right to purchase all or any part of the Collateral at any such public sale, with the same force and effect as if TIPPERY were a disinterested purchaser. The process of the sale shall be applied pursuant to Paragraph 4 hereof. If the net proceeds from sale of the Collateral, after payment of expenses as provided in Paragraph 4, shall be insufficient to pay and discharge the Secured Obligation in full, VISTA VACATIONS INTERNATIONAL, INC. shall remain liable for the deficit.

B. If TIPPERY shall receive a notice from VISTA VACATIONS INTERNATIONAL, INC. within five (5) business days after receipt of a Default Notice, setting forth a bona fide and good faith basis for contesting the Default Notice, as hereinabove provided, TIPPERY shall defer its sale or liquidation of the Collateral for a period of twenty (20) days to permit VISTA VACATIONS INTERNATIONAL, INC. to commence judicial proceedings. IF VISTA VACATIONS INTERNATIONAL, INC. shall succeed, by judicial proceedings or otherwise, in delaying the liquidation or sale of Collateral, VISTA VACATIONS INTERNATIONAL, INC. shall be liable for interest during the period form the time of her notice contesting the default until payment of the damages at a rate equal to four (4%) percent above the "prime" rate as set forth on that day as published in The Wall Street Journal.

6. VISTA VACATIONS INTERNATIONAL, INC.'S Representations, VISTA VACATIONS INTERNATIONAL, INC. makes the following representations to TIPPERY:

     A. VISTA VACATIONS INTERNATIONAL, INC. owns and holds the Collateral free and clear of any and all liens, claims and security interests of any nature whatsoever other than the security interested granted to TIPPERY hereunder

     B. VISTA VACATIONS INTERNATIONAL, INC. has unrestricted power and authority to enter into this Agreement and o deliver and pledge the Collateral and perform their obligations pursuant to this Agreement and such acts by VISTA VACATIONS INTERNATIONAL, INC. do not violate any law, rule, regulation, order, injunction or decree by any governmental body or agency or of any Court, nor any agreement to which VISTA VACATIONS INTERNATIONAL, INC. is a party or by which VISTA VACATIONS INTERNATIONAL, INC. or the collateral are bound. C. The Collateral is duly and validly issued and outstanding and non assessable. Upon lawful sale of the Collateral or any part thereof following default TIPPERY is duly authorized and empowered to transfer and will have transferred good title to the purchaser(s) thereof free of all claims liens and security interests.

7. Notices. Notices hereunder shall be given by certified mail, return receipt requested, or by overnight mail or Federal Express or similar overnight delivery service by a reputable carrier which obtains and provides delivery receipts, addressed to the parties at their respective addresses set forth at the head of this agreement or at such substituted address as any party may from time to time designate for such purpose by notice given in like manner to the other(s).

8. Counterparts. This Agreement may be executed in any number of counterparts and may either contain original signatures or facsimile(s) or original signatures with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will continue one (1) agreement.

9. Binding Effect, This Agreement, and the rights and obligations of the parties arising hereunder shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, personal representatives and assigns

     IN WITNESS WHEREOF, the parties have executed this Agreement or have caused their duly authorized officers to execute this Agreement and to affix their seals hereunto as of the day and year first above written.

WITNESS
                                                        /s/ Teri Nadler
----------                                              ------------------
                                             VISTA VACATIONS INTERNATIONAL, INC.

----------                                              ------------------
                                                          NELLIE TIPPERY

                                                        /s/ Jean Hickman
                                                        ----------------
                                                           JEAN HICKMAN

                                                        /s/ Alicia Torrealba
                                                          -----------------
                                                           ALICIA TORREALBA


EXHIBIT "A"



Promissory Note from VISTA VACATIONS INTERNATIONAL, INC. to NELLIE TIPPERY dated November 13, 1998

Promissory  Note from JEAN HICKMAN to NELLIE TIPPERY dated November 13, 1998

Promissory Note from ALICIA TORREALBA to NELLIE TIPPERY dated November 13, 1998